EXHIBIT 99.1

December 18, 2023
Victor H. Mendelson (305) 374-1745 ext. 7590
Carlos L. Macau, Jr. (954) 987-4000 ext. 7570

HEICO CORPORATION REPORTS RECORD OPERATING INCOME AND NET SALES FOR THE FOURTH QUARTER AND FULL FISCAL YEAR

4th Quarter of Fiscal 2023 Operating Income Increased 29% on a Net Sales Increase of 54%; Full Fiscal Year 2023 Net Income, Operating Income and Net Sales Set All-Time Records

HOLLYWOOD, FL and MIAMI, FL -- HEICO CORPORATION (NYSE: HEI.A) (NYSE: HEI) today reported net sales increased 54% to a record $936.4 million in the fourth quarter of fiscal 2023, up from $609.6 million in the fourth quarter of fiscal 2022. Operating income increased 29% to a record $189.4 million in the fourth quarter of fiscal 2023, up from $146.5 million in the fourth quarter of fiscal 2022. The Company's consolidated operating margin was 20.2% in the fourth quarter of fiscal 2023, as compared to 24.0% in the fourth quarter of fiscal 2022. Net income attributable to HEICO increased 6% to $103.4 million, or $.74 per diluted share, in the fourth quarter of fiscal 2023, up from $97.2 million, or $.70 per diluted share, in the fourth quarter of fiscal 2022.

The Company incurred acquisition costs during the fourth quarter of fiscal 2023 related to the Wencor Group ("Wencor") acquisition, which decreased net income attributable to HEICO by approximately $13.6 million, or $.10 per diluted share.

Net sales increased 34% to a record $2,968.1 million in the fiscal year ended October 31, 2023, up from $2,208.3 million in the fiscal year ended October 31, 2022. Operating income increased 26% to a record $625.3 million in the fiscal year ended October 31, 2023, up from $496.8 million in the fiscal year ended October 31, 2022. The Company's consolidated operating margin was 21.1% in the fiscal year ended October 31, 2023, as compared to 22.5% in the fiscal year ended October 31, 2022. Net income attributable to HEICO increased 15% to a record $403.6 million, or $2.91 per diluted share, in the fiscal year ended October 31, 2023, up from $351.7 million, or $2.55 per diluted share, in the fiscal year ended October 31, 2022.

The Company incurred acquisition costs during the fiscal year ended October 31, 2023 related to the Wencor and Exxelia International ("Exxelia") acquisitions, which

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decreased net income attributable to HEICO by approximately $21.5 million, or $.15 per diluted share.

Improvement in the commercial aerospace market has resulted in thirteen consecutive quarters of sequential growth in net sales at the Flight Support Group.

EBITDA increased 36% to $234.2 million in the fourth quarter of fiscal 2023, up from $172.2 million in the fourth quarter of fiscal 2022. EBITDA increased 28% to $758.3 million in the fiscal year ended October 31, 2023, up from $593.7 million in the fiscal year ended October 31, 2022. See our reconciliation of net income attributable to HEICO to EBITDA at the end of this press release.

Consolidated Results

Laurans A. Mendelson, HEICO’s Chairman and CEO, commented on the Company's fourth quarter results stating, "We are very pleased to report record quarterly results in consolidated net sales and operating income driven by record net sales at both of our operating segments. These results reflect 12% consolidated organic net sales growth principally arising from continued strong demand for our commercial aerospace products and services and the contributions from our fiscal 2023 and 2022 acquisitions.

On August 4, 2023, we completed the acquisition of Wencor, which is HEICO's largest ever in terms of purchase price, as well as revenues and income acquired. As I have stated before, Wencor is a perfect and highly complementary fit with HEICO.

Our total debt to net income attributable to HEICO ratio was 6.14x as of October 31, 2023, as compared to .83x as of October 31, 2022. Our net debt to EBITDA ratio was 3.04x and .25x as of October 31, 2023 and October 31, 2022, respectively. The net debt to EBITDA ratio increase in the fiscal year ended October 31, 2023 principally reflects our successful offering of $1.2 billion in senior unsecured notes (the "Notes") and increased borrowings on the revolving credit facility. We used a portion of the net proceeds from the sale of the Notes and additional borrowings on our revolving credit facility to fund the Wencor acquisition purchase price.

Cash flow provided by operating activities improved to $148.4 million in the fourth quarter of fiscal 2023, up from $143.9 million in the fourth quarter of fiscal 2022. Cash flow provided by operating activities in the fourth quarter of fiscal 2023 reflects an increase in working capital principally driven by an increase in inventories to support our increased consolidated backlog.

Earlier this month, HEICO's Board of Directors declared a semi-annual cash dividend of $.10 per share payable in January 2024. This cash dividend will be HEICO's 91st consecutive semi-annual cash dividend since 1979. The semi-annual cash dividend confirms our Board of Director's confidence in HEICO's future while continuing to reward

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our shareholders and retaining sufficient capital to fund our internal growth and acquisitions.

As we look ahead to fiscal 2024, we anticipate net sales growth in both the Flight Support Group and Electronic Technologies Group, principally driven by contributions from our fiscal 2023 acquisitions and demand for the majority of our products. Additionally, continued inflationary pressures may lead to higher material and labor costs. Further, we plan to actively work on Wencor's ongoing integration into our business and operations, continue our commitment to developing new products and services and further market penetration, while maintaining our financial strength and flexibility."

Flight Support Group

Eric A. Mendelson, HEICO's Co-President and President of HEICO's Flight Support Group, commented on the Flight Support Group's record fourth quarter results stating, "Continued strong demand and the net sales contribution from the recent Wencor acquisition allowed us to achieve quarterly increases of 74% and 47% in net sales and operating income, respectively, as compared to the fourth quarter of fiscal 2022. Organic net sales growth was a robust 20% in the fourth quarter of fiscal 2023, mainly driven by increased demand for our commercial aerospace parts and services. The Flight Support Group has now achieved thirteen consecutive quarters of growth in net sales reflecting continued global commercial air travel growth.

The Flight Support Group's net sales increased 74% to a record $601.7 million in the fourth quarter of fiscal 2023, up from $346.0 million in the fourth quarter of fiscal 2022. The net sales increase in the fourth quarter of fiscal 2023 reflects the impact from our Wencor acquisition, as well as the strong organic growth of 20%.

The Flight Support Group's net sales increased 41% to a record $1,770.2 million in the fiscal year ended October 31, 2023, up from $1,255.2 million in the fiscal year ended October 31, 2022. The net sales increase in the fiscal year ended October 31, 2023 reflects strong organic growth of 21%, as well as the impact from our profitable fiscal 2023 and 2022 acquisitions. The organic net sales increase mainly reflects increased demand for the majority of our commercial aerospace products and services resulting from global commercial air travel growth.

The Flight Support Group's operating income increased 47% to a record $114.6 million in the fourth quarter of fiscal 2023, up from $77.8 million in the fourth quarter of fiscal 2022. The operating income increase principally reflects the previously mentioned net sales growth and an improved gross profit margin, partially offset by $12.7 million of Wencor acquisition costs, increased intangible asset amortization expense, and higher performance-based compensation expense. The improved gross profit margin principally reflects higher net sales within our aftermarket replacement parts and repair and overhaul parts and services product lines.

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The Flight Support Group's operating income increased 45% to a record $387.3 million in the fiscal year ended October 31, 2023, up from $267.2 million in the fiscal year ended October 31, 2022. The operating income increase principally reflects the previously mentioned net sales growth, an improved gross profit margin and the impact from an amendment and termination of a contingent consideration agreement, partially offset by higher performance-based compensation expense, as well as $16.2 million of Wencor acquisition costs. The improved gross profit margin principally reflects higher net sales within our aftermarket replacement parts and repair and overhaul parts and services product lines.

The Flight Support Group's operating margin was 19.0% in the fourth quarter of fiscal 2023, as compared to 22.5% in the fourth quarter of fiscal 2022. The operating margin decrease principally reflects the previously mentioned acquisition costs and higher intangible asset amortization expense.

The Flight Support Group's operating margin improved to 21.9% in the fiscal year ended October 31, 2023, up from 21.3% in the fiscal year ended October 31, 2022. The operating margin increase principally reflects the previously mentioned improved gross profit margin and the impact from the previously mentioned amendment and termination of a contingent consideration agreement, partially offset by the previously mentioned acquisition costs and higher performance-based compensation expense."

Electronic Technologies Group

Victor H. Mendelson, HEICO's Co-President and President of HEICO’s Electronic Technologies Group, commented on the Electronic Technologies Group's fourth quarter results stating, "Increased demand for the majority of our products and the net sales contribution from the fiscal 2023 acquisition of Exxelia drove record quarterly results in net sales and operating income. We are pleased to see 26% sequential growth in defense product net sales in the fourth quarter of fiscal 2023 over the prior quarter, which marks the third consecutive quarter of defense-related net sales growth.

The Electronic Technologies Group's net sales increased 28% to a record $342.5 million in the fourth quarter of fiscal 2023, up from $268.5 million in the fourth quarter of fiscal 2022. The net sales increase in the fourth quarter of fiscal 2023 principally reflects the impact from our fiscal 2023 and 2022 acquisitions, as well as 6% organic growth. The organic net sales increase in the fourth quarter of fiscal 2023 mainly resulted from increased net sales of our defense, space and commercial aviation products, partially offset by lower net sales of our other electronics products.

The Electronic Technologies Group's net sales increased 26% to a record $1,225.2 million in the fiscal year ended October 31, 2023, up from $972.5 million in the fiscal year ended October 31, 2022. The net sales increase in the fiscal year ended October 31, 2023 principally reflects the impact from our fiscal 2023 and 2022 acquisitions as

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well as 1% organic growth. The organic net sales increase in the fiscal year ended October 31, 2023 mainly resulted from increased net sales of our commercial aviation, space and other electronics products, partially offset by lower year-over-year defense products net sales.

The Electronic Technologies Group's operating income increased 8% to a record $86.4 million in the fourth quarter of fiscal 2023, up from $79.9 million in the fourth quarter of fiscal 2022. The operating income increase in the fourth quarter of fiscal 2023 principally reflects the previously mentioned higher net sales volume, partially offset by higher costs from the impact of the Exxelia acquisition, higher performance-based compensation expense and unfavorable changes in the estimated fair value of accrued contingent consideration.

The Electronic Technologies Group's operating income increased 6% to a record $285.1 million in the fiscal year ended October 31, 2023, up from $269.5 million in the fiscal year ended October 31, 2022. The operating income increase in the fiscal year ended October 31, 2023 principally reflects the previously mentioned higher net sales volume, partially offset by a lower gross profit margin, higher costs from the impact of the Exxelia acquisition including $5.1 million of acquisition expenses, and unfavorable changes in the estimated fair value of accrued contingent consideration. The lower gross profit margin principally reflects decreased net sales of defense products, partially offset by increased net sales of our commercial aviation products.

The Electronic Technologies Group's operating margin was 25.2% in the fourth quarter of fiscal 2023, as compared to 29.7% in the fourth quarter of fiscal 2022. The lower operating margin in the fourth quarter of fiscal 2023 principally reflects the previously mentioned higher costs from the impact of the Exxelia acquisition, unfavorable changes in the estimated fair value of contingent consideration and higher performance-based compensation expense.

The Electronic Technologies Group's operating margin was 23.3% in the fiscal year ended October 31, 2023, as compared to 27.7% in the fiscal year ended October 31, 2022. The lower operating margin in the fiscal year ended October 31, 2023 principally reflects the previously mentioned lower gross profit margin and increased SG&A expenses as a percentage of net sales. The increase in the Electronic Technologies Group's SG&A expenses as a percentage of net sales is inclusive of the impacts from the previously mentioned higher costs from our Exxelia acquisition and the unfavorable changes in the estimated fair value of contingent consideration."

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Non-GAAP Financial Measures

To provide additional information about the Company's results, HEICO has discussed in this press release its EBITDA (calculated as net income attributable to HEICO adjusted for depreciation and amortization expense, net income attributable to noncontrolling interests, interest expense and income tax expense), its net debt (calculated as total debt less cash and cash equivalents), and its net debt to EBITDA ratio (calculated as net debt divided by EBITDA), which are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

These non-GAAP measures are included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate the performance of its business and believes the presentation of these measures enhance an investor's ability to analyze trends in the Company’s business and to evaluate the Company’s performance relative to other companies in its industry. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Regulation G of the Securities and Exchange Act of 1934, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.

(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) carries 1/10 vote per share and the Common Stock (HEI) carries one vote per share.)

There are currently approximately 83.5 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 54.7 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO’s two classes of common stock on most websites are HEI.A and HEI. However, some websites change HEICO's Class A Common Stock trading symbol (HEI.A) to HEI/A or HEIa.

As previously announced, HEICO will hold a conference call on Tuesday, December 19, 2023 at 9:00 a.m. Eastern Standard Time to discuss its fourth quarter results. Individuals wishing to participate in the conference call should dial: US and Canada (888) 254-3590, International (646) 828-8193, wait for the conference operator and provide the operator with the Conference ID 8270622. A digital replay will be available

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two hours after the completion of the conference for 14 days. To access the replay, please visit our website at www.heico.com under the Investors section for details.

HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense, space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group. HEICO’s customers include a majority of the world’s airlines and overhaul shops, as well as numerous defense and space contractors and military agencies worldwide, in addition to medical, telecommunications and electronics equipment manufacturers. For more information about HEICO, please visit our website at www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements. Factors that could cause such differences include, among other things: the severity, magnitude and duration of public health threats, such as the COVID-19 pandemic; our liquidity and the amount and timing of cash generation; lower commercial air travel, airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development and manufacturing costs and delay sales; our ability to make acquisitions, including obtaining any applicable domestic and/or foreign governmental approvals, and achieve operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; and economic conditions, including the effects of inflation, within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs and revenues. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended October 31,
	2023		2022
Net sales	$936,447		$609,638
Cost of sales	572,004		369,255
Selling, general and administrative expenses	174,995		93,885
Operating income	189,448		146,498
Interest expense	(43,423)		(3,205)
Other income (expense)	1,040		(120)
Income before income taxes and noncontrolling interests	147,065		143,173
Income tax expense	33,500		33,000
Net income from consolidated operations	113,565		110,173
Less: Net income attributable to noncontrolling interests	10,139		12,969
Net income attributable to HEICO	$103,426	(a)	$97,204

Net income per share attributable to HEICO shareholders:
Basic	$.75	(a)	$.71
Diluted	$.74	(a)	$.70

Weighted average number of common shares outstanding:
Basic	138,162		136,536
Diluted	139,774		138,478

	Three Months Ended October 31,
	2023		2022
Operating segment information:
Net sales:
Flight Support Group	$601,665		$345,959
Electronic Technologies Group	342,537		268,543
Intersegment sales	(7,755)		(4,864)
	$936,447		$609,638

Operating income:
Flight Support Group	$114,604		$77,838
Electronic Technologies Group	86,380		79,868
Other, primarily corporate	(11,536)		(11,208)
	$189,448		$146,498

Depreciation and amortization:
Flight Support Group	$24,003		$10,888
Electronic Technologies Group	19,032		14,389
Corporate	693		530
	$43,728		$25,807

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Fiscal Year Ended October 31,
	2023		2022
Net sales	$2,968,105		$2,208,322
Cost of sales	1,814,617		1,345,563
Selling, general and administrative expenses	528,149		365,915
Operating income	625,339		496,844
Interest expense	(72,984)		(6,386)
Other income	2,928		565
Income before income taxes and noncontrolling interests	555,283		491,023
Income tax expense	110,900	(b)	100,400	(c)
Net income from consolidated operations	444,383		390,623
Less: Net income attributable to noncontrolling interests	40,787		38,948
Net income attributable to HEICO	$403,596	(b) (d)	$351,675	(c)

Net income per share attributable to HEICO shareholders:
Basic	$2.94	(b) (d)	$2.59	(c)
Diluted	$2.91	(b) (d)	$2.55	(c)

Weighted average number of common shares outstanding:
Basic	137,185		136,010
Diluted	138,905		138,037

	Fiscal Year Ended October 31,
	2023		2022
Operating segment information:
Net sales:
Flight Support Group	$1,770,185		$1,255,212
Electronic Technologies Group	1,225,222		972,475
Intersegment sales	(27,302)		(19,365)
	$2,968,105		$2,208,322

Operating income:
Flight Support Group	$387,297		$267,167
Electronic Technologies Group	285,053		269,473
Other, primarily corporate	(47,011)		(39,796)
	$625,339		$496,844

Depreciation and amortization:
Flight Support Group	$55,656		$39,924
Electronic Technologies Group	71,774		54,292
Corporate	2,613		2,117
	$130,043		$96,333

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HEICO CORPORATION
Footnotes to Condensed Consolidated Statements of Operations (Unaudited)

(a)During the fourth quarter of fiscal 2023, the Company incurred acquisition costs related to the Wencor acquisition, which decreased net income attributable to HEICO by approximately $13.6 million, or $.10 per basic and diluted share.

(b)During the first quarter of fiscal 2023, the Company recognized a $6.2 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $6.1 million, or $.04 per basic and diluted share.

(c)During the first quarter of fiscal 2022, the Company recognized a $17.8 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $17.5 million, or $.13 per basic and diluted share.

(d)During the fiscal year ended October 31, 2023, the Company incurred acquisition costs related to the Wencor and Exxelia acquisitions, which decreased net income attributable to HEICO by approximately $21.5 million, or $.16 per basic share and $.15 per diluted share.

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HEICO CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	October 31, 2023	October 31, 2022
Cash and cash equivalents	$171,048	$139,504
Accounts receivable, net	509,075	294,848
Contract assets	111,702	93,978
Inventories, net	1,013,680	582,471
Prepaid expenses and other current assets	49,837	41,929
Total current assets	1,855,342	1,152,730
Property, plant and equipment, net	321,848	225,879
Goodwill	3,274,327	1,672,425
Intangible assets, net	1,357,281	733,327
Other assets	386,265	311,135
Total assets	$7,195,063	$4,095,496

Short-term and current maturities of long-term debt	$17,801	$1,654
Other current liabilities	647,541	419,205
Total current liabilities	665,342	420,859
Long-term debt, net of current maturities	2,460,277	288,620
Deferred income taxes	131,846	71,162
Other long-term liabilities	379,640	338,948
Total liabilities	3,637,105	1,119,589
Redeemable noncontrolling interests	364,807	327,601
Shareholders’ equity	3,193,151	2,648,306
Total liabilities and equity	$7,195,063	$4,095,496

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HEICO CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Fiscal Year Ended October 31,
	2023	2022
Operating Activities:
Net income from consolidated operations	$444,383	$390,623
Depreciation and amortization	130,043	96,333
Share-based compensation expense	15,475	12,646
Employer contributions to HEICO Savings and Investment Plan	15,276	12,180
Amendment and termination of contingent consideration agreement	(9,057)	—
Payment of contingent consideration	(6,299)	—
Decrease in accrued contingent consideration, net	(686)	(7,631)
Deferred income tax (benefit) provision	(26,531)	8,876
Increase in accounts receivable	(65,595)	(29,272)
Increase in contract assets	(11,642)	(4,148)
Increase in inventories	(124,782)	(89,186)
Increase in current liabilities, net	79,059	71,286
Other	9,091	6,149
Net cash provided by operating activities	448,735	467,856

Investing Activities:
Acquisitions, net of cash acquired	(2,421,788)	(347,308)
Capital expenditures	(49,434)	(31,982)
Investments related to HEICO Leadership Compensation Plan	(18,892)	(15,300)
Other	5,647	(1,239)
Net cash used in investing activities	(2,484,467)	(395,829)

Financing Activities:
Proceeds from issuance of senior unsecured notes	1,189,452	—
Borrowings on revolving credit facility, net	975,000	50,000
Distributions to noncontrolling interests	(36,591)	(25,092)
Cash dividends paid	(27,370)	(24,466)
Redemptions of common stock related to stock option exercises	(14,847)	(25,946)
Payment of contingent consideration	(12,610)	(320)
Debt issuance costs	(10,060)	(1,010)
Acquisitions of noncontrolling interests	(2,733)	(8,735)
Proceeds from stock option exercises	6,713	2,352
Other	(1,905)	(616)
Net cash provided by (used in) financing activities	2,065,049	(33,833)

Effect of exchange rate changes on cash	2,227	(6,988)

Net increase in cash and cash equivalents	31,544	31,206
Cash and cash equivalents at beginning of year	139,504	108,298
Cash and cash equivalents at end of year	$171,048	$139,504

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HEICO CORPORATION
Non-GAAP Financial Measures (Unaudited)
(in thousands, except ratios)

	Three Months Ended October 31,
EBITDA Calculation	2023	2022
Net income attributable to HEICO	$103,426	$97,204
Plus: Depreciation and amortization	43,728	25,807
Plus: Net income attributable to noncontrolling interests	10,139	12,969
Plus: Interest expense	43,423	3,205
Plus: Income tax expense	33,500	33,000
EBITDA (a)	$234,216	$172,185

	Fiscal Year Ended October 31,
EBITDA Calculation	2023	2022
Net income attributable to HEICO	$403,596	$351,675
Plus: Depreciation and amortization	130,043	96,333
Plus: Net income attributable to noncontrolling interests	40,787	38,948
Plus: Interest expense	72,984	6,386
Plus: Income tax expense	110,900	100,400
EBITDA (a)	$758,310	$593,742

Net Debt Calculation	October 31, 2023	October 31, 2022
Total debt	$2,478,078	$290,274
Less: Cash and cash equivalents	(171,048)	(139,504)
Net debt (a)	$2,307,030	$150,770

Total debt	$2,478,078	$290,274
Net income attributable to HEICO	$403,596	$351,675
Total debt to net income attributable to HEICO ratio	6.14	.83

Net debt	$2,307,030	$150,770
EBITDA	$758,310	$593,742
Net debt to EBITDA ratio (a)	3.04	.25

(a) See the "Non-GAAP Financial Measures" section of this press release.